Exhibit 99.1

NEWS RELEASE

Contacts:	Volcom, Inc. Doug Collier, CFO (949) 646-2175	PondelWilkinson Inc. Rob Whetstone (310) 279-5963 rwhetstone@pondel.com

VOLCOM REPORTS FINANCIAL RESULTS FOR

2011 FIRST QUARTER

COSTA MESA, CA – May 3, 2011 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the first quarter ended March 31, 2011.

For the 2011 first quarter, total consolidated revenues increased 13% to $87.1 million, compared with $77.4 million in the first quarter of 2010. Total revenues in the company’s U.S. segment were $50.3 million, compared with $48.2 million in the prior-year period. Total revenues in the company’s Europe segment were $24.8 million, compared with $23.6 million in the same period in 2010. Total revenues in the company’s Electric segment were $6.9 million, compared with $5.6 million in 2010. Total revenues in the company’s Australia segment were $5.2 million.

Consolidated gross profit for the 2011 first quarter was $43.6 million, equal to 50% of total revenues, compared with $42.0 million, equal to 54.2% of total revenues, in the first quarter of 2010.

Selling, general and administrative expenses on a consolidated basis were $36.6 million in the 2011 first quarter versus $31.0 million in the comparable period in 2010.

Net income for the 2011 first quarter was $4.6 million, or $0.19 per diluted share, compared with $7.5 million, or $0.31 per diluted share, in the first quarter of 2010.

Volcom, Inc. – 2011 First Quarter Results

At March 31, 2011 the company had cash, cash equivalents and short-term investments totaling $91.4 million, and no long-term debt. Total stockholders’ equity was $225.0 million at year-end.

Financial Outlook and Conference Call Information

Yesterday, Volcom announced it has entered into a definitive merger agreement with PPR. Terms of this agreement may be found in the news release that was issued on May 2, 2011 at www.volcom.com/investorrelations. Given this announcement, the company has suspended its practice of providing quarterly and annual financial guidance, and will not host a conference call today to review the results as previously announced.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,” and the brand is inspired by the energy of youth culture. Volcom and Electric branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2011 Second Quarter Financial Outlook are forward-looking statements. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, changes in fashion trends and consumer preferences, general economic conditions, the impact of sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables follow)

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Product revenues	$86,838	$76,834
Licensing revenues	299	586

Total revenues	87,137	77,420
Cost of goods sold	43,561	35,425

Gross profit	43,576	41,995
Selling, general and administrative expenses	36,596	31,008

Operating income	6,980	10,987
Other income:
Interest income, net	55	109
Foreign currency gain (loss)	180	(10)

Total other income	235	99

Income before provision for income taxes	7,215	11,086
Provision for income taxes	2,605	3,552

Net income	$4,610	$7,534

Net income per share:
Basic	$0.19	$0.31
Diluted	$0.19	$0.31
Weighted average shares outstanding:
Basic	24,405,753	24,356,857
Diluted	24,466,757	24,376,971

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$81,453	$80,300
Short-term investments	9,987	9,987
Accounts receivable — net of allowances	73,165	66,542
Inventories	29,971	41,449
Prepaid expenses and other current assets	6,628	5,997
Income taxes receivable	136	1,170
Deferred income taxes	9,460	9,326

Total current assets	210,800	214,771

Property and equipment — net	27,244	26,652
Deferred income taxes	2,651	2,651
Intangible assets — net	11,889	10,872
Goodwill	1,635	1,610
Other assets	1,065	1,003

Total assets	$255,284	$257,559

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,217	$22,902
Accrued expenses and other current liabilities	13,611	16,162
Current portion of capital lease obligations	19	19

Total current liabilities	28,847	39,083

Long-term capital lease obligations	20	23
Other long-term liabilities	1,259	1,261
Income taxes payable – non-current	94	131
Deferred income taxes – non-current	101	103
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	95,110	94,733
Retained earnings	126,164	121,555
Accumulated other comprehensive income	3,665	646

Total stockholders’ equity	224,963	216,958

Total liabilities and stockholders’ equity	$255,284	$257,559

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$4,610	$7,534
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,660	1,517
Provision for doubtful accounts	586	(217)
Loss on disposal of property and equipment	23	3
Stock-based compensation	387	550
Deferred income taxes	(136)	(201)
Changes in operating assets and liabilities:
Accounts receivable	(6,129)	(8,010)
Inventories	12,011	6,532
Prepaid expenses and other current assets	(523)	(904)
Income taxes receivable/payable	831	3,488
Other assets	(54)	(69)
Accounts payable	(8,362)	(11,608)
Accrued expenses	(3,252)	140
Other long-term liabilities	(10)	14

Net cash provided by (used in) operating activities	1,642	(1,231)

Cash flows from investing activities:
Purchase of property and equipment	(1,142)	(1,005)
Intangible assets acquired	(1,150)	—
Proceeds from sale of property and equipment	10	—
Purchase of short-term investments	—	(20,000)
Sale of short-term investments	—	10,000

Net cash used in investing activities	(2,282)	(11,005)

Cash flows from financing activities:
Principal payments on capital lease obligations	(4)	(4)

Net cash used in financing activities	(4)	(4)

Effect of exchange rate changes on cash	1,797	52

Net increase (decrease) in cash and cash equivalents	1,153	(12,188)
Cash and cash equivalents — Beginning of period	80,300	76,180

Cash and cash equivalents — End of period	$81,453	$63,992

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2011	2010
Total revenues:
United States	$50,303	$48,179
Europe	24,763	23,626
Electric	6,916	5,615
Australia	5,155	—

Consolidated	$87,137	$77,420

Gross profit:
United States	$23,751	$24,224
Europe	13,594	14,277
Electric	4,017	3,494
Australia	2,214	—

Consolidated	$43,576	$41,995

Operating income (loss):
United States	$897	$2,744
Europe	5,990	7,977
Electric	119	266
Australia	(26)	—

Consolidated	$6,980	$10,987